UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017 (December 27, 2016)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to provide the required financial statements and pro forma financial information required by Item 9.01 of Form 8-K (the “Financial Information”) with respect to GlyEco, Inc.’s (the “Company”) acquisition of substantially all of the assets and liabilities that constitute the business of WEBA Technology Corp. (“WEBA”) which occurred on December 27, 2016, as disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2017 (the “Original 8-K”).

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings with the Commission subsequent to the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements

Financial Statements of WEBA, as required by Item 9.01(a) of Form 8-K are included with this filing as Exhibit 99.2.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K are included with this filing as Exhibit 99.3.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement by and between GlyEco, Inc., WEBA Technology Corp., and the shareholders of WEBA Technology Corp. dated December 27, 2016 (1)
10.1	Form of Seller Note (1)
23.1	Consent of Independent Auditors
99.1	Press Release of GlyEco, Inc. dated December 27, 2017 (1)
99.2	Audited financial statements of WEBA Technology Corp.
99.3	Unaudited 9-month financial statements of WEBA Technology Corp.
99.4	Pro forma financial information.

(1) Filed as an Exhibit on Current Report to Form 8-K with the SEC on January 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: May 2, 2017	By:	/s/ Ian Rhodes
Ian Rhodes Chief Executive Officer (Principal Executive Officer)